SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) April 13, 2000
                                                        ---------------

                           Sensory Science Corporation
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



          Delaware                       2-331855                86-0492122
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(State or Other Jurisdiction           (Commission              (IRS Employer
      of Incorporation)                File Number)          Identification No.)


7835 East McClain Drive, Scottsdale, Arizona                        85260
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  (Address of Principal Executive Offices)                        (Zip Code)


       Registrant's telephone number, including area code (480) 998-3400
                                                         ---------------


          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS.

     Effective as of April 13, 2000, the Board of Directors of Sensory Science Corporation (the "Company") adopted a Shareholder Rights Agreement (the "Rights Agreement") and authorized and declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, par value $.001 per share of the Company (the "Common Shares"). The dividend is payable on April 23, 2000, to the shareholders of record on that date (the "Record Date"), and with respect to Common Shares issued thereafter until the Distribution Date (as hereinafter defined) or the expiration or earlier redemption or exchange of the Rights. Except as set forth below, each Right entitles the registered holder to purchase from the Company, at any time after the Distribution Date one Common Share at an initial price per share of $15.00, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are as set forth in the Rights Agreement included herein as Exhibit 4.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits.

Exhibit
Number         Description
------         -----------
4.1            Shareholder  Rights Agreement,  dated April 13, 2000, between the
               Company and American Securities Transfer, Inc., which includes as
               Exhibit A the form of Rights Certificates and as Exhibit B the Summary of Rights to Purchase Common Shares.

99.1           Form of Press Release dated April 13, 2000.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Sensory Science Corporation

                                        By: /s/ Tom Linnen
                                           -------------------------------------
                                           Tom Linnen
                                           Chief Financial Officer

Dated: April 26, 2000

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